UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	000-55500	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2016, our Hong Kong subsidiary, Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. (Hong Kong Takung”) entered into a loan agreement with Merit Crown Limited, a Hong Kong company to borrow US$2 million to meet its working capital needs (“US Dollar Loan”). Interest shall accrue at a rate of 8% per annum pro-rated to the actual loan period, which shall be from the date the loan amount is made through December 31, 2016.

Also on August 24, 2016, our PRC subsidiary, Takung (Shanghai) Co., Ltd entered into an interest- free loan agreement to lend an individual, Xiaohui Wang, a national of the People’s Republic of China RMB13.35 million (equivalent to US$2 million) for the same duration as the aforementioned loan (“RMB Loan”). This loan is guaranteed by Chongqing Wintus (New Star) Enterprises Group and Mr. Wang is a shareholder and the legal representative of it.

The US Dollar Loan is to provide Hong Kong Takung with sufficient US Dollar-denominated currency to meet its working capital requirements. It is “secured” by the RMB Loan of equivalent amount by its subsidiary to an individual and guarantor affiliated with the lender of the US Dollar Loan. It is the understanding between the parties that when the US Loan is repaid, the RMB Loan will similarly be repaid.

On August 25, 2016, Hong Kong Takung entered into a loan agreement with Jianping Mao (“Mao”), the wife of the Vice General Manager of Hong Kong Takung for the loan of HK$18,000,000 to Hong Kong Takung. Interest shall accrue at a rate of 8% per annum pro-rated to the actual loan period, which shall be from the date the loan amount is made through December 31, 2016. The loan is to provide Hong Kong Takung with sufficient Hong Kong Dollar-denominated currency to meet its working capital requirements.

As we have determined the Hong Kong dollar loan to be a “related party transaction”, our Audit Committee has reviewed and recommended for approval and our Board of Directors has approved the loan on August 22, 2016.

The foregoing description of the various loan agreements does not purport to be complete and is qualified in its entirety by the loan agreements, a copy of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Current Report on Form 8-K (the “Form 8-K”) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Form 8-K, except as shall be expressly set forth by specific reference in such filing. The information in this Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement between Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. and Merit Crown Limited dated August 24. 2016.

10.2	Loan Agreement between Takung (Shanghai) Co., Ltd, Xiaohui Wang and Chongqing Wintus (New Star) Enterprises Group dated August 24, 2016.

10.3	Loan Agreement between Hongkong Takung Assets and Equity of Artworks Exchange Co., Ltd. and Jianping Mao dated August 25. 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: August 30, 2016

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer and Director